UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2005

CDI Corp.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 11, 2005, Roger H. Ballou, the President and Chief Executive Officer of CDI Corp. (sometimes referred to in this Report as “the Company”), is making a series of presentations to potential institutional investors in Boston. The presentation contains the information about the Company which is set forth on the slides attached to this report as Exhibit 99. Exhibit 99 is incorporated by reference herein. Following the presentation, the slides contained in Exhibit 99 will be posted on the Company’s website at www.cdicorp.com.

The information in Item 7.01 of this Report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this Report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1993, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibit

99	Slide presentation given by the Chief Executive Officer of CDI Corp. to potential institutional investors on April 11, 2005.

Safe Harbor Statement

Statements contained in the exhibit to this Report that state the Company’s expectations or forecasts of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President and General Counsel

Date: April 11, 2005

EXHIBIT INDEX

Exhibit Number	Description

99	Slide presentation given by the Chief Executive Officer of CDI Corp. to potential institutional investors on April 11, 2005.